CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in a Registration Statement on Form S-8 pertaining to an aggregate of 300,000 shares of common stock, $.0001 par value., of Whitestone Industries, Inc. issued to Spiro Pappas, George Eshoo and Atlas, Pearlman, Trop & Borkson, P.A. pursuant to a consulting agreements, to which this consent is intended to be annexed as Exhibit No. 23.2, of our report dated March 20, 1996, with respect to the financial statements of Whitestone Industries, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31. 1995.





                                              FELDMAN  RADIN & CO., P.C.
                                              Certified Public Accountants *



New York, New York
November 1, 1996